UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

PureCycle Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106
Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 877 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, the board of directors (the “Board”) of PureCycle Technologies, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Valerie Mars as a director of the Company, effective January 1, 2026. Ms. Mars will serve as a member of the Board’s Audit and Finance Committee. Ms. Mars has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Mars will participate in a compensatory arrangement that is consistent with the Company’s compensation program for non-employee directors, as determined by the Board from time to time. A description of this program is set forth in the section entitled “Director Compensation” in the Company’s Definitive Proxy Statement for the 2025 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on March 28, 2025 (the “2025 Proxy Statement”). Pursuant to this program, on January 1, 2026, Ms. Mars will be granted an initial annual non-employee director award of restricted stock units, prorated for the four-month period until the 2026 Annual Meeting of Stockholders, with a grant date value of $41,667. This grant will be subject to the terms and conditions of the Company’s 2021 Equity and Incentive Compensation Plan. Additionally, Ms. Mars will enter into an indemnification agreement with the Company that is consistent with the standard form that was summarized in and filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on March 22, 2021. The Board determined that Ms. Mars qualifies as an independent director under the listing standards of The Nasdaq Stock Market LLC.

Ms. Mars, 66, was from 2000-2024 the Senior Vice President and Head of Corporate Development for Mars Incorporated, a U.S. multinational company, that manufactures and sells pet food, confectionery, and other food products, and provides animal care services. Since 2024, Ms. Mars serves as a member of the Board of Directors of the Mars family office, and since December 2021, serves as a member of the board of directors and Audit Committee Chair at Ermenegildo Zegna NV. Ms. Mars previously served on the Board of Directors of Fiat Chrysler Automobiles and Ahlstrom-Munksjo. Ms. Mars received a Master of Business Administration from Columbia Business School and a Bachelor of Arts from Yale University. Ms. Mars is qualified to serve as a director for the Company due to her experience in developing and leading global growth initiatives, financial expertise, and commitment to sustainability.

As further described on pages 19 and 20 of the 2025 Proxy Statement, Sylebra Capital (as defined in the 2025 Proxy Statement) is currently entitled to designate two directors for nomination to the Board pursuant to the Board Representation Agreement (as defined in the 2025 Proxy Statement). Ms. Mars was designated to the Board by Sylebra Capital pursuant to the Board Representation Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit
99.1	Press release, dated December 18, 2025, announcing the appointment of Valerie Mars to the Board
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	December 18, 2025	By:	/s/ Brad Kalter
Brad Kalter, General Counsel, Chief Compliance Officer and Corporate Secretary